UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 17, 2004

AETHER SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	52-2186634

(Commission File Number)	(IRS Employer Identification No.)

11500 Cronridge Drive, Suite 110, Owings Mills, Maryland	21117

(Address of Principal Executive Offices)	(Zip Code)

(410) 654-6400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01      Completion of Acquisition or Disposition of Assets

On September 17, 2004, Aether Systems, Inc. completed the sale of its Transportation division to an affiliate of Platinum Equity Capital Partners, L.P. The sale was completed in accordance with the terms and conditions of that certain Asset Purchase Agreement among Aether, Slingshot Acquisition Corporation and Platinum Equity, dated as of July 20, 2004.

In the sale, Aether received $25 million in cash, subject to a purchase price adjustment to be determined within 45 days. The sale was approved by Aether’s stockholders at a special meeting held on September 15, 2004.

A copy of the press release that Aether issued to announce the closing of the transaction is furnished as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits

(b) Pro forma financial information.

In accordance with Item 9.01(b)(1) of Form 8-K, the pro forma financial information required by Item 9.01(b) of Form 8-K is attached hereto as Exhibit 9.1.

(c) Exhibits

     2.1 Asset Purchase Agreement by and among Aether, Slingshot Acquisition Corporation and Platinum Equity Capital Partners, L.P. dated as of July 20, 2004 (incorporated by reference from Aether’s Schedule 14A as filed with the Securities and Exchange Commission on August 23, 2004).

     9.1 Consolidated pro forma financial statements of Aether for the six months ended June 30, 2003 and 2004, and the year ended December 31, 2003.

     99.1 Press Release of Aether, dated September 17, 2004.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on September 23, 2004.

AETHER SYSTEMS, INC.

/s/ David C. Reymann
	By: Its:	David C. Reymann Chief Financial Officer
Date: September 23, 2004